Exhibit 3.48

ARTICLES OF INCORPORATION

OF

U G T I

I

The name of this corporation is U G T I.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:

JAMES G. GERBLICK

2193 Portola, Suite A

Ventura, California 93003

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000.

DATED: 2-10-88	/s/ James G. Gerblick
JAMES G. GERBLICK

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ James G. Gerblick
JAMES G. GERBLICK

CERTIFICATE OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

U G T I

A California Corporation

JAMES G. GERBLICK certifies that:

1. He is the President and Secretary, of U G T I, a California corporation.

2. Article IV of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows;

“IV

“This corporation is authorized to issue 1,000,000 shares of common stock. On amendment of this Article to read as set forth above, each outstanding share of common stock is split up and converted into one thousand shares of common stock.”

3. The amendment has been approved by the Board of Directors.

4. The amendment has been approved by the required vote of the shareholders in accordance with section 211 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was one hundred (100), the favorable vote of majority of such shares is required to approve the amendment and the number of such shares voting in favor of the amendment was one hundred (100), thus exceeding the required vote.

DATED: September 5, 1990	/s/ James G. Gerblick
JAMES G. GERBLICK, President

DATED: September 5, 1990	/s/ James G. Gerblick
JAMES G. GERBLICK, Secretary

The undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Certificate was executed on the 5th day of September, 1990, at Ventura, County of Ventura, California.

/s/ JAMES G. GERBLICK
JAMES G. GERBLICK